Exhibit 5.1

B&G Foods, Inc.
Four Gatehall Drive
Suite 110
Parsippany, NJ 07054
Tel: (973) 401-6500
Fax: (973) 630-6550

July 2, 2009

B&G Foods, Inc.

Four Gatehall Drive, Suite 110

Parsippany, New Jersey  07054

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of B&G Foods, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors listed on Schedule A (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), and have acted in my capacity as General Counsel in connection with the preparation and filing of a registration statement on Form S-3 (as amended, the “Registration Statement”) to be filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the proposed issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company and the Subsidiary Guarantors with an aggregate public offering price of up to $600,000,000:

(i)        enhanced income securities of the Company (the “EISs”), each representing one share of Class A common stock, $0.01 par value per share, of the Company (each, a “Class A Common Share” and collectively the “Class A Common Shares”) and $7.15 principal amount of the Company’s 12% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”);

(ii)       Class A Common Shares;

(iii)      preferred shares, $0.01 par value per share, of the Company (the “Preferred Shares”), in one or more series;

(iv)      debt securities, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to other obligations of the Company and which may be in one or more series;

(v)       guarantees, if any, of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”);

(vi)      warrants to purchase debt or equity securities of the Company (the “Warrants”);

(vii)     units consisting of any combination of one or more of the securities registered pursuant to the Registration Statement (the “Units”); and

(viii)    such indeterminate number of EISs, Common Shares, Preferred Shares, Warrants and Units and such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of any EISs, Debt Securities or Preferred Shares or exercise of any Warrants that provide for conversion into or exchange or exercise for other securities, in amounts, at prices and on terms to be determined at the time of offering, and an indeterminate number of EISs that may be issued upon the combination of

Quality Foods Since 1889

B&G Foods, Inc.

July 2, 2009

Class A Common Shares with Senior Subordinated Notes (collectively, the “Indeterminate Securities”).

The EISs, Common Shares, Preferred Shares, Debt Securities, Guarantees, Warrants, Units and Indeterminate Securities are collectively referred to herein as the “Securities.”

The Debt Securities may be issued under one or more indentures relating to Senior Debt Securities (the “Senior Indenture” or “Senior Indentures”) and/or Subordinated Debt Securities (the “Subordinated Indenture” or “Subordinated Indentures”), as applicable, proposed to be entered into between the Company, the Subsidiary Guarantors, if any, and one or more trustees (the “Senior Trustee” or “Senior Trustees”) in the case of the Senior Debt and the Company, the Subsidiary Guarantors, if any, and one or more trustees (the “Subordinated Trustee” or “Subordinated Trustees”) in the case of the Subordinated Debt.  The Senior Indentures and the Subordinated Indentures may each be referred to individually as an “Indenture” or collectively as the “Indentures.”  The Indentures are to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Senior Trustees and the Subordinated Trustees may each be referred to individually as a “Trustee” or collectively as the “Trustees.”  The component Senior Subordinated Notes of any EISs may be issued under one or more Subordinated Indentures (the “EIS Indenture” or “EIS Indentures”).  The Warrants may be issued pursuant to one or more warrant agreements (the “Warrant Agreement” or “Warrant Agreements”) proposed to be entered into between the Company and one or more warrant agents to be named (the “Warrant Agent” or “Warrant Agents”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have reviewed such records, documents, agreements and certificates, and examined such questions of law, as I have considered necessary or appropriate to express the opinions set forth below.  In making my examination of records, documents, agreements and certificates, I have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to me as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.  In rendering my opinions, I have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Subsidiary Guarantors, all of which I assume to be true, complete and correct.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

1.             With respect to any offering of EISs (the “Offered EISs”), when (i) the applicable EIS Indenture has been qualified under the TIA and duly executed and delivered by the Company and the applicable Trustee; and (ii) the applicable Trustee has been qualified under the TIA and a Form T-1 has been properly filed or incorporated by reference as an exhibit to the Registration Statement, the Offered EISs (including any Offered EISs duly issued upon conversion or exchange of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.             With respect to any offering of Common Shares (the “Offered Common Shares”), the Offered Common Shares (including any Offered Common Shares duly issued upon conversion or exchange of any other Securities) will be duly authorized, validly issued, fully paid and nonassessable.

3.             With respect to any offering of any series of Preferred Shares (the “Offered Preferred Shares”), when the Certificate of Designations (as hereinafter defined) has been duly filed with the Secretary of State of the State of Delaware, the Offered Preferred Shares (including any Offered Preferred Shares duly issued upon conversion or exchange of any other Securities), will be duly authorized, validly issued, fully paid and nonassessable.

4.             With respect to any offering of any series of Debt Securities offered under a Senior Indenture or a Subordinated Indenture (the “Offered Debt Securities”), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company and the applicable Trustee; and (ii) the applicable Trustee has been qualified under the TIA and a Form T-1 has been properly filed or incorporated by reference as an exhibit to the Registration Statement, the Offered Debt Securities

B&G Foods, Inc.

July 2, 2009

(including any Offered Debt Securities duly issued upon conversion or exchange of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             With respect to any offering of any Guarantees of any series of Debt Securities offered under a Senior Indenture or a Subordinated Indenture (the “Offered Guarantees”), when (i) the applicable Indenture has been qualified under the TIA and duly executed and delivered by the Company, the Subsidiary Guarantors and the applicable Trustee; and (ii) the applicable Trustee has been qualified under the TIA and a Form T-1 has been properly filed or incorporated by reference as an exhibit to the Registration Statement, the Offered Guarantees will be valid and binding obligations of the applicable Subsidiary Guarantors, enforceable against the applicable Subsidiary Guarantors in accordance with their terms.

6.             With respect to any offering of any series of Warrants (the “Offered Warrants”), when the Warrant Agreement relating to the Offered Warrants, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, has been duly executed and delivered by the Company and the applicable Warrant Agent, the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.             With respect to any offering of Units (the “Offered Units”), the Offered Units (including any Offered Units duly issued upon conversion or exchange of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”):  (i) the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company and, with respect to any Guarantees, the respective boards of directors and trustees, as applicable, and related appropriate officers of the Subsidiary Guarantors, shall have duly authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Offered Securities (and, in the case of any EISs or Units, the Securities that are components thereof) and related matters (including without limitation with respect to Offered Preferred Shares, the execution, acknowledgment and filing of a Certificate of Designations (the “Certificate of Designations”) stating the number, designation, relative rights, preferences and limitations of any such Offered Preferred Shares in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and such authorizations and actions have not been rescinded; (iii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the certificates of incorporation or organization, bylaws and other similar formation documents of the Company and any applicable Subsidiary Guarantor (collectively, the “Formation Documents”), any Indenture or Warrant Agreement (collectively, the “Applicable Agreements”), and any other relevant agreement so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company or any applicable Subsidiary Guarantor and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company or any applicable Subsidiary Guarantor; (iv) the Offered Securities (and, in the case of any EISs or Units, the Securities that are components thereof), and any certificates representing the interests in the relevant Offered Securities (and, in the case of any EISs or Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per Offered Common Share or Offered Preferred Share, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (v) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

B&G Foods, Inc.

July 2, 2009

(vi) an appropriate prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vii) the Offered Securities shall be issued and sold in compliance with all Federal and State securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (viii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (ix) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company or any Subsidiary Guarantor is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (v) securities laws and public policy underlying such laws with respect to indemnification and contribution.

I express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

I am a member of the Bar of the State of New York, and I am licensed in New Jersey to provide legal advice to the Company pursuant to a limited license granted in accordance with Rule 1:27-2 of the Supreme Court of the State of New Jersey.  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Securities may be issued from time to time on a delayed or continuous basis.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act; provided however, that this opinion may not be used, quoted, relied upon or referred to for any purpose other than the foregoing purpose.  In particular, but without limitation, this opinion may not be used, quoted, relied upon or referred to by any lawyer or law firms providing one or more subsequent legal opinions, without my prior written consent.

Very truly yours,

/s/ Scott E. Lerner

Scott E. Lerner

Executive Vice President, General Counsel and Secretary

Schedule A

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Bloch & Guggenheimer, Inc.

Burnham & Morrill Company

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